CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Global Trust of our report dated September 20, 2022, relating to the financial statements and financial highlights, which appears in Franklin Emerging Market Debt Opportunities Fund’s Annual Report on Form N-CSR for the year ended July 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Policies and Procedures Regarding the Release of Portfolio Holdings”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterCoopers LLP

San Francisco, California

November 22, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Global Trust of our reports dated September 20, 2022, relating to the financial statements and financial highlights, which appear in Franklin International Growth Fund and Franklin International Small Cap Fund’s Annual Report on Form N-CSR for the year ended July 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Policies and Procedures Regarding the Release of Portfolio Holdings”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterCoopers LLP

San Francisco, California

November 22, 2022